KPMG LLP
17802 IH-10, Suite 101
Promenade Two
San Antonio, TX 78257-2508

Consent of Independent Registered Public Accounting Firm
We consent to the use of our reports dated February 27, 2025, with respect to the consolidated financial statements of Alamo Group, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

San Antonio, Texas August 8, 2025

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with
KPMG International Limited, a private English company limited by guarantee.